Exhibit 99.1

Contact:                 Dan Yarbrough, Vice President of Investor Relations
danyarbrough@orthofix.com
(617) 912-2903

Orthofix International Promotes Brad Mason to
Group President, North America

Boston, MA – (BUSINESS WIRE) – June 30, 2008 – Orthofix International N.V. (NASDAQ: OFIX) (the Company) announced today that Brad Mason has been promoted to the newly created position of Group President, North America.  Previously, Mr. Mason was President of Breg, the Company’s sports medicine subsidiary.

As Group President, North America, Mr. Mason will report directly to Orthofix’s CEO, Alan Milinazzo.  He will lead the Company’s efforts to continue to identify and enhance synergies existing between the company’s spine, orthopedic and sports medicine divisions, which are its three largest operating units in North America. This will include ongoing initiatives designed to optimize the integration of Blackstone Medical, which was acquired in September of 2006.

Orthofix CEO, Alan Milinazzo, stated “In this newly created position, Brad will provide additional leadership in our efforts to accelerate the Company’s growth and profitability potential in our North American markets. Brad is the right leader for this role given his success in transitioning Breg from a successful private company into a very consistent and well-performing division within Orthofix. His experience in improving operating profits and maximizing the effectiveness of a network of independent distributors in a highly competitive market underscores his ideal fit for this important position.”

With more than 25 years of experience in the medical device industry, Mr. Mason, who founded Breg, has continued to serve as its President since he sold the company to Orthofix in December 2003. He was also a cofounder of dj Orthopedics (formerly DonJoy) where he held the position of Executive Vice President.  During his years in orthopedics, he has been a prolific inventor with 35 issued orthopedic-related patents and several others pending.

In addition to the promotion of Mr. Mason, Orthofix also announced the promotion of Brad Lee to President of Breg. Mr. Lee has most recently served as the Vice President and General Manager of Breg, and also served as the division’s Vice President of Business Development since 2005.  Prior to joining Breg in 2005, Mr. Lee was Vice President of Marketing for LMA North America and has held positions of increasing responsibility in sales, marketing, R&D management, and business development in the medical device industry over the past 15 years.  Mr. Lee will report directly to Mr. Mason.

About Orthofix

Orthofix International, N.V., a global diversified orthopedic products company, offers a broad line of minimally invasive surgical, and non-surgical, products for the spine, orthopedic, and sports medicine market sectors that address the lifelong bone-and-joint health needs of patients of all ages–helping them achieve a more active and mobile lifestyle. Orthofix’s products are widely distributed around the world to orthopedic surgeons and patients via Orthofix’s sales representatives and its subsidiaries, including BREG, Inc. and Blackstone Medical, Inc., and via partnerships with other leading orthopedic product companies. In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Orthopedic Research and Education Foundation, Rutgers University, the Cleveland Clinic Foundation, Texas Scottish Rite Hospital for Children and National Osteoporosis Institute. For more information about Orthofix, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the expected sales of its products, including recently launched products, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to and interpretation of governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy, corporate development and market development activities, including acquisitions or divestitures, unexpected costs or operating unit performance related to recent acquisitions and other factors described in our annual report on Form 10-K and other periodic reports filed by the Company with the Securities and Exchange Commission.